EXHIBIT 10.52

THIS INTERIM AMENDING DEED is made	30 November	2006

BETWEEN:

(1)	Pearson Services Limited (registered in England No. 1341060) whose registered office is at 80 Strand, London WC2R 0RL (the “Principal Company”); and

(2)	Pearson Group Pension Trustee Limited (registered in England No. 1765290) whose registered office is at 80 Strand aforesaid (the “Trustee”, which expression shall include the trustee or trustees for the time being hereof).

RECITALS:

(A)	This deed is supplemental to the deeds listed in Schedule 1 which together establish and constitute a retirement benefits scheme called The Pearson Group Pension Plan (the “Plan”).

(B)	The Plan is currently governed in accordance with the provisions of the consolidated trust deed numbered 1 in Schedule 1 (as amended prior to the date hereof the “Trust Deed”) and by rules individually adopted for the various sections of the Plan (together, and as amended prior to the date hereof, the “Rules”).

(C)	The Principal Company and the Trustee are respectively the principal company and the trustee of the Plan at the date of this deed.

(D)	Pursuant to paragraph 2 of schedule 2 to the Employment Equality (Age) Regulations 2006 (the “Statutory Amendment Power”) the Trustee may by resolution with the consent of the Principal Company and subject to certain conditions make such alterations to the Plan as may be required to secure conformity with the non-discrimination rule treated as being included in the Plan in accordance with paragraph 2(1) of that schedule (the “Non-discrimination Rule”).

(E)	In exercise of the Statutory Amendment Power the Trustee with the consent of the Principal Company wishes to resolve as set out in clauses 1 and 2 below and with effect on and from 1 December 2006 (the “Amendment Date”) to make certain changes to the Plan for the purposes of complying with legislation prohibiting discrimination on grounds of age (the “Age Discrimination Legislation”).

(F)	An announcement of the proposed changes referred to in recital (E) is about to be issued to all affected Members and to certain other Employees who will shortly become eligible to join the Plan and this announcement will be produced in specific versions for each Section of the Plan but in substantially the same form as the draft reproduced in Schedule 2 (the “Announcement”).

(G)	The Actuary has confirmed to the Trustee for the purposes of regulation 42(2) of the Occupational Pension Schemes (Contracting-out) Regulations 1996 that he is satisfied that if the proposed alterations are made the Plan will continue to satisfy the statutory standard in accordance with section 12A of the Pension Schemes Act 1993 (the “Statutory Standard”).

(H)	The Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 (the “Consultation Regulations”) prohibit employers and trustees in certain circumstances from making prescribed changes to an occupational or personal pension scheme unless consultation has been carried out as required by those regulations. Regulation 10 of the Consultation Regulations provides that such consultation is not required where the change is made for the purposes of complying with a statutory provision.

OPERATIVE PROVISIONS:

1.	With effect on and from the Amendment Date and pursuant to the Statutory Amendment Power the Trustee with the consent of the Principal Company hereby resolves:

(a)	to alter the Trust Deed and the Rules in the manner and to the extent necessary to implement and comply with the changes set out in the Announcement so that the Plan shall be administered with effect on and from the Amendment Date as if the necessary textual modifications to the Trust Deed and the Rules had been made;

(b)	that all Sections of the Plan other than the Money Purchase 2003 Section, the Civil Service Classic Section, the Civil Service Premium Section and the Public Services Section will be unconditionally closed to new entrants where this is not already the case.

2.	Without prejudice to clause 1 above and pursuant to the Statutory Amendment Power the Trustee with the consent of the Principal Company hereby resolves to alter the Trust Deed with effect on and from the Amendment Date to insert the following new clause J.5 after clause J.4:

“J.5	Prevention of discrimination on grounds of age

J.5.1	Subject to clauses J.5.1 to J.5.9 where on or after 1 December 2006 any of the terms of the Plan would, but for this clause, unlawfully treat a member or group of members (the “Less Favoured Members”) less favourably than another member or group of members (the “More Favoured Members”) on grounds of age then with effect on and from 1 December 2006 (or the date on which the term has effect, if later) the term is modified so as to disapply the more favourable treatment in respect of the More Favoured Members to the extent required to ensure that the application of the term to the More Favoured Members and the Less Favoured Members is not unlawful.

J.5.2	Clause J.5.1 shall not apply to the extent that, following any modification of a term pursuant to that clause, any benefit under the Plan which is affected by the modification would be less than the corresponding reference scheme benefit in accordance with s12A Pension Schemes Act 1993.

J.5.3	In relation to the application of clause J.5.1:

(a)	if the Trustee becomes aware that a term has or may have been modified pursuant to clause J.5.1 it shall give written notice of such modification to the Principal Company as soon as reasonably practicable; and

(b)	if the Principal Company becomes aware that a term has or may have been modified pursuant to clause J.5.1 it shall give written notice of such modification to the Trustee as soon as reasonably practicable.

J.5.4	If the Trustee becomes aware that it has been:

(a)	making payments to or in respect of members; or

(b)	making statements to members about benefits which will or may become payable to or in respect of members at a future date where payment of those benefits constitutes or would constitute a breach of a term as that term is modified by clause J.5.1 then the Trustee shall:

(c)	make whatever adjustments are necessary to benefits in payment or to statements about the payment of future benefits to ensure that from the date of the adjustment the benefits paid and statements made about benefits accurately reflect the provisions of the Rules and requirements of legislation prohibiting discrimination on the grounds of age; and

(d)	have power to set off any overpayments of benefit made to or in respect of a member in breach of a modification of a term pursuant to clause J.5.1 against any future payments of benefit to or in respect of that Member.

J.5.5	Without prejudice to the power to amend the Plan under clause A.4 the Principal Company with the consent of the Trustee may in writing direct that any term that has been amended pursuant to clause J.5.1 shall be further amended to have effect (including retrospective effect) so that:

(a)	the treatment of members or a group of members under the term is more favourable than it would have been but for the exercise of this power; and

(b)	the application of the term does not constitute unlawful discrimination on grounds of age.

J.5.6	In this clause:

(a)	a “member” means a Member and, in relation to admission to the Plan, any individual not eligible to be a Member where that ineligibility constitutes unlawful treatment on grounds of age; and

(b)	a “term” means a term under the Trust Deed or the Rules and any provision, criterion, action, decision or practice applied by an Employer or the Trustee as to the terms on which a person becomes a Member or is treated as a Member.

J.5.7	This clause does not have effect in relation to rights accrued or benefits payable in respect of periods of Pensionable Service or service as an Active Member prior to 1 December 2006 (or the date on which the relevant term has effect, if later).

J.5.8	Notwithstanding any other provisions of the Plan regarding the making of payments which would not be authorised payments for the purposes of the Finance Act 2004, the Trustee shall have power to make a payment from the assets of the Plan that is or may be an unauthorised payment for the purposes of that act where the payment is made in breach of a term as that term is modified by clause J.5.1 and:

(a)	the Trustee was not aware of the breach at the time the payment was made;

(b)	the Trustee was aware of the breach at the time the payment was made but it was not reasonably practicable to prevent the payment being made; or

(c)	the Principal Company has consented to the payment being made.

J.5.9	The Trustee with the consent of the Principal Company shall have full power to determine any matters of ambiguity or dispute arising out of the application of this clause to the terms of the Plan.”

3.	The Trustee and the Principal Company hereby agree that:

3.1	with effect on and from the Amendment Date they will each use all reasonable endeavours to ensure that the Plan is administered as altered and modified in accordance with clauses 1 and 2 above;

3.2	definitive alterations to the Trust Deed and to the Rules to reflect the changes made by the Announcement and clause 1 above will be adopted as soon as reasonably practicable by the execution of a definitive amending deed or deeds and will then have effect retrospectively to the effective dates of such changes under this deed and, if there is any conflict or ambiguity, the provisions of the definitive amending deed or deeds will prevail;

3.3	the Trustee with the consent of the Principal Company shall have full power to determine any matters of ambiguity or dispute arising out of the alterations and modifications under clause 1 above and the application of the Age Discrimination Legislation to the Plan until such time as definitive alterations to the Trust Deed and to the Rules are adopted; and

3.4	If any alteration made pursuant to clauses 1 or 2 above is subsequently held not to have been required to secure conformity with the Non-discrimination Rule this shall not prejudice the validity of the other provisions of this deed and alterations made under it.

4.	Words and expressions used in this deed and the opening recitals and not defined shall so far as is consistent with the subject matter and where the context admits have the meaning attributed to them in the Trust Deed or the Rules and shall be subject to the provisions as to interpretation contained in the Trust Deed.

5.	This deed shall be governed by, construed and take effect in accordance with English law. The courts of England shall have exclusive jurisdiction to settle any claim, dispute or matter of difference or interpretation which may arise out of or in connection with this deed.

6.	This deed may be executed in any number of counterparts, each of which when executed and delivered shall be an original but all of which when taken together shall constitute a single document.

Executed and delivered as a deed the day and year first above written.

SCHEDULE 1

The deeds constituting the Plan

Document		Date
1.	Eighth Consolidated Trust Deed	8 February 2006

2.	Interim Amending Deed [Finance Act 2004]	6 April 2006

3.	The deeds to which the deed numbered 1 above was expressed as being supplemental

SCHEDULE 2

The Announcement

A copy of the Announcement is reproduced on the following pages.

EXECUTED as a deed by Pearson Services Limited acting by:	) ) )

Director Director/Secretary

EXECUTED as a deed by Pearson Group Pension Trustee Limited acting by	) ) )

Director Director/Secretary

Dated 30 November 2006

PEARSON SERVICES LIMITED (1)

- and -

PEARSON GROUP PENSION TRUSTEE LIMITED (2)

INTERIM AMENDING DEED

in respect of

THE PEARSON GROUP PENSION PLAN

Dated 30 November 2006

PEARSON SERVICES LIMITED (1)

- and -

PEARSON GROUP PENSION TRUSTEE LIMITED (2)

INTERIM AMENDING DEED

in respect of

THE PEARSON GROUP PENSION PLAN